EXHIBIT 10.4
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                         EMPLOYMENT AGREEMENT

     This Agreement (the "Agreement") is made and entered into as of November 1, 2000 by and between Joel L. Teglia ("Teglia") and Banyan Strategic Realty Trust, a Massachusetts business trust (the "Trust").

     WHEREAS, Teglia is the Trust's Vice President and Chief Financial Officer and is employed by the Trust pursuant to an employment agreement entered into as of December 31, 1998 (the "Existing Agreement");

     WHEREAS, the Trust is reviewing its strategic options and may, among other things, engage in transactions as a precedent to liquidating and dissolving the Trust;

     WHEREAS, the Existing Agreement expires on December 31, 2000 but is automatically renewed for an additional one year period unless notice of non-renewal is given by the Trust to Teglia no later than September 30, 2000;

     WHEREAS, the Trust notified Teglia, on or before September 30, 2000, that the Existing Agreement would not be renewed but that the Trust was desirous of entering into a new employment agreement with Teglia on the terms and conditions contained herein;

     WHEREAS, Teglia is desirous of entering into a new employment agreement with the Trust on the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Teglia do hereby agree as follows:

     1. RECITALS. The recitals to this Agreement are incorporated by reference into this Agreement and made a part hereof as though stated herein.

     2. EMPLOYMENT DUTIES. The Trust agrees to employ Teglia initially as Vice President- Chief Financial Officer and following the first annual meeting of shareholders to be held after execution and delivery of this Agreement as the Executive Vice President and Chief Financial Officer of the Trust to perform such duties as may reasonably be assigned from time to time consistent with this position by the Trust's board of trustees.

     3.    PERFORMANCE.  Teglia accepts the appointment described in
SECTION 2 of this Agreement and agrees to faithfully and diligently perform the services described therein or assigned by the board of trustees.

     4. EFFECTIVENESS; TERM. The term of this Agreement shall commence as of November 1, 2000 and shall continue until October 31, 2002, unless sooner terminated pursuant to SECTION 11 hereunder (the "Term").

     5. BASE COMPENSATION. For the services rendered by Teglia hereunder, the Trust shall pay Teglia a base salary at a rate equal to $180,120 per annum (the "Base Salary") payable at the same time and in the same manner in which the payroll of the Trust is paid, subject to the following increases:

     (a) commencing on January 1, 2001, the Base Salary shall be increased to $200,000 per annum; and

     (b) commencing on January 1, 2002, the Base Salary shall be increased to $210,000.



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     6.    OTHER COMPENSATION.  On execution and delivery of this
Agreement, the Trust shall pay Teglia $204,765 in full settlement of any obligations under the Existing Agreement (the "Retention Payment"). In addition, provided that this Agreement is not terminated under
SECTION 11(A) or (D), the Trust shall pay Teglia, in a lump sum, an amount equal to fifty percent (50%) of the aggregate amount of Base Salary paid to Teglia during the period commencing on November 1, 2000 and ending on the date this Agreement expires or is terminated ("Bonus Compensation"). The Bonus Compensation due under this SECTION 6 shall be paid within five (5) business days of expiration or termination of this Agreement.

     7. ADDITIONAL BENEFITS. During the term of this Agreement, Teglia shall also participate in any benefit or deferred compensation plan sponsored by the Trust, including, but not limited to, profit sharing plans, dental and medical plans and disability insurance, if any. Teglia shall also be entitled to four (4) weeks paid vacation each year and shall be reimbursed by the Trust for all reasonable out-of-pocket business expenses incurred by Teglia in connection with performing his duties under this Agreement; provided, however, that Teglia shall provide the Trust with an accounting conforming to Internal Revenue Service or other requirements substantiating the nature of all reimbursable expenses. All reimbursements shall be paid to Teglia within a reasonable time after receipt by the Trust of the appropriate documentation.

     8. WITHHOLDING. All compensation and benefits paid to Teglia hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

     9. CONFIDENTIALITY. Teglia agrees that as a result of his employment with the Trust, he has acquired, or will acquire, information of a special and unique nature and value that is not generally known to the public or to the Trust's industry regarding the Trust, including but not limited to, business, financial and other records of the Trust and its affiliates, including its and their joint venture partners, software programs, employee records, mailing lists, tenant lists and profiles, prospective tenant lists, accounts receivable and payable ledgers, plans and projections, budgets, marketing data and other similar matters (all such information being hereinafter referred to as "Confidential Information"). Accordingly, Teglia:

           (A) will not, except as otherwise authorized by the Trust, divulge to any person, firm, corporation, limited liability company, or organization (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information, except as required by law or court order; and

           (B) upon termination of this Agreement, will deliver, destroy or delete or cause to be delivered, destroyed or deleted, as the Trust may request, any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to the Trust or its affiliates which is in his possession or under his control relating to the Trust or its affiliates, or the business of the Trust, regardless of the medium upon which it is stored, and will deliver to the Trust any other property of the Trust or its affiliates which is in his possession or under his control within five (5) business days of the termination of this Agreement.

     For purposes of this SECTION 9, the term "Confidential Information" shall not include information which: (i) was in the public domain at the time of execution of this Agreement; (ii) hereafter becomes part of the public domain by publication or otherwise through no unauthorized action of Teglia; or (iii) was received by Teglia through a source other than the Trust which is not under an obligation of confidentiality to the Trust. Teglia further acknowledges and agrees that the Confidential Information is of great value to the Trust and its affiliates and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Trust's business.



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     Teglia acknowledges that a violation of the provisions of this
SECTION 9 will cause irreparable damage to the Trust, the amount of which may be impossible to quantify, and Teglia therefore agrees and understands that if this SECTION 9 is violated, the Trust shall be entitled to injunctive relief in addition to any other remedies available to the Trust at law or in equity.

     10. EMPLOYMENT AGREEMENT; RELEASE OF CLAIMS. This Agreement shall supersede the Existing Agreement which shall be void and of no further effect upon the execution and delivery of this Agreement by each party.

           (A) In consideration of the promises contained herein, and as a natural inducement to the Trust to enter into this Agreement, Teglia hereby releases and forever discharges the Trust and its officers, trustees, employees, investors, shareholders, affiliates and agents from, and agrees not to sue any of these parties concerning any and all actions, liabilities, and other claims for relief and remuneration whatsoever, arising out of, or in any way connected with Teglia's employment by the Trust prior to the date of this Agreement, including all matters in equity, contract, tort or pursuant to statute, whether presently known or unknown, suspected or unsuspected that Teglia may possess arising from any omissions, acts or facts existing as of, or prior to, the date of this Agreement; provided nothing herein shall be deemed to waive or release any claim: (a) for indemnification that Teglia may have under the Trust's Third Amended and Restated Declaration of Trust; or (b) to enforce this Agreement.

           (B) In consideration of the promises contained herein, and as a natural inducement to Teglia to enter into this Agreement, the Trust hereby releases and forever discharges Teglia and his heirs, executors and administrators from any and all actions, liabilities and other claims for relief or remuneration whatsoever, arising out of, or in any way connected with, Teglia's employment by the Trust prior to the date of this Agreement, including all matters in equity, contract, tort or pursuant to statute except for actions or claims alleging fraud or wilful misconduct by Teglia.

     11. TERMINATION. This Agreement and Teglia's employment may be terminated as follows:

           (A) TERMINATION FOR CAUSE. The Trust may terminate this Agreement for "Cause." For purposes of this Agreement, "Cause" shall mean:

                 i. conduct of Teglia which constitutes fraud, misappropriation, embezzlement, gross negligence, or wilful or illegal misconduct in connection with performing Teglia's duties under this Agreement;

                 ii. any material act of dishonesty by Teglia in connection with performing Teglia's duties under this Agreement that is not covered in (i) above;

                 iii. the indictment or conviction of Teglia by a court of proper jurisdiction of (or his written, voluntary and freely given confession to) a crime which constitutes a felony or which results in material injury to the Trust's property, assets or reputation; or

                 iv. any material breach by Teglia of this Agreement, which continues for a period of five (5) business days after written notice detailing the breach from the Trust to Teglia; provided that no cure period shall be required after the first breach.

           If the Trust terminates this Agreement for Cause, the Trust shall have no further obligation to pay Teglia any of the compensation or benefits described in this Agreement, except for any Base Salary and amounts or benefits due Teglia under SECTION 7 earned but unpaid through the date of termination.

           (B) TERMINATION BY REASON OF DISABILITY. The Trust may terminate this Agreement if Teglia, in the reasonable judgment of the Trust's board of trustees, is unable to perform his duties, with or without reasonable accommodation, on account of illness or physical or mental incapacity for a period of more than two (2) months in any twelve (12) consecutive month period. To terminate, the Trust must notify Teglia in writing and pay Teglia all Base Salary and Bonus Compensation to the extent earned and unpaid and any amounts or benefits due Teglia under SECTION 7, all to the date of termination, with the exception of medical benefits which shall continue through the end of the Term. Amounts due under this paragraph shall be paid within five (5) business days of termination. Following termination under this paragraph, Teglia shall not have the right to, and the Trust shall have no further obligation to pay, other compensation or reimbursement of any other kind.

           (C) TERMINATION BY REASON OF DEATH. The Trust may terminate this Agreement if Teglia dies in which case Teglia's employment shall be deemed to have terminated as of the last day of the month during which his death occurs. Upon termination, the Trust shall pay Teglia's estate or beneficiaries as he may from time to time designate, all Base Salary and Bonus Compensation to the extent earned and unpaid, and any benefits or amounts due Teglia under SECTION 7 above, all to the date of termination. Amounts due under this paragraph shall be paid within five (5) business days of termination. Following termination under this paragraph, the Trust shall not have any other liability or obligation to Teglia's estate or beneficiaries for other compensation or reimbursement of any other kind including, without limitation, incentive compensation.

           (D) VOLUNTARY TERMINATION BY TEGLIA. Teglia may terminate this Agreement at any time by notifying the Trust in writing at least thirty (30) business days prior to the date of termination. Within five
(5) business days of the date of termination, the Trust shall pay Teglia all benefits and other amounts due under SECTION 7 hereof plus all Base Salary earned but unpaid through the date of termination; provided that following termination under this paragraph, the Trust shall have no further obligation to pay Teglia any Bonus Compensation. If Teglia fails to notify the Trust in the manner and time provided herein, the Trust will have no obligation to Teglia for compensation or reimbursement of any other kind.

           (E) TERMINATION OF THE TRUST. The Trust may terminate this Agreement for any reason: (i) by notifying Teglia in writing at least sixty
(60) days prior to the date of termination; or (ii) upon the final liquidation and dissolution of the Trust; provided that in either event the Trust shall pay Teglia all Base Salary and Bonus Compensation to the extent earned and unpaid and any amounts due Teglia under SECTION 7, all to the date of termination. Amounts due under this paragraph shall be paid within five (5) business days of termination. Following termination under this paragraph, Teglia shall not have the right to, and the Trust shall have no further obligation to pay, other compensation or reimbursement of any kind, including, without limitation, incentive or other severance compensation.



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           (F)   CHANGE OF CONTROL.  Teglia may terminate this Agreement
by written notice given to the Trust upon a "Change of Control." For purposes of this SECTION 11(F), "Change of Control" shall mean: (i) that the members of the Trust's board of directors as of the date of this Agreement fail to constitute a majority of the members of the board provided that any individual becoming a member of the board who is nominated by the board shall be treated as if he or she were a member of the board as of the date of this Agreement; (ii) the shareholders of the Trust adopt a plan of liquidation or take other action having the effect of a plan of liquidation without the recommendation or approval of the board;
(iii) all of the real estate properties or business of the Trust are disposed of pursuant to a merger, consolidation or other transaction whereby the shareholders of the Trust immediately prior to such merger, consolidation or other transaction retain 50% or less of the voting shares or other ownership/beneficial interests of the entity or entities, if any, that succeed to or obtain the business or properties of the Trust; (iv) the Trust combines with another company and immediately after the combination, the shareholders of the Trust immediately prior to the combination hold 50% or less of the voting shares of the surviving entity; (v) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that Act, of 50% or more of the voting shares of the Trust; (vi) the relocation of the Trust's executive offices to a location in excess of 100 miles outside of the Chicago Loop area; (vii) a material breach of this Agreement by the Trust which continues for a period of five (5) business days after written notice detailing the breach from Teglia to the Trust; and (viii) a material diminution of Teglia's duties, responsibilities or authority, or the assignment to him of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with the positions set forth in SECTION 2 herein. Upon termination, the Trust shall pay Teglia: (i) all Base Salary and Bonus Compensation to the extent earned and unpaid through the date of termination, and (ii) any amounts due Executive under SECTION 7 to the date of termination. Amounts due under this paragraph shall be paid within thirty (30) business days of termination.

     12. OTHER ACTIVITIES OF TEGLIA. Teglia shall devote such working time and attention as is reasonably necessary to fulfill his responsibilities hereunder. Teglia shall not engage in any activity which may be adverse to the Trust's business, appropriate or usurp business opportunities or engage or invest in businesses or assets which compete directly or indirectly with the Trust. Nothing contained herein shall prohibit Teglia from investing in publicly-traded entities which are engaged in lines of businesses similar to the Trust or from continuing to serve as a director on the boards on which Teglia serves as of the date of this Agreement.

     13.   [RESERVED]

     14. NOTICE. Any notice required or permitted hereunder shall be made in writing: (i) either by actual delivery of the notice into the hands of the party entitled; or (ii) by depositing the notice in the United States mail certified or registered, return receipt requested, all postage prepaid and addressed to the party to whom notice is to be given at the party's respective address set forth below, or such other address as the party may from time to time designate by written notice to the other party.

     If to the Trust:

     Banyan Strategic Realty Trust
     Suite 2900
     150 South Wacker Drive
     Chicago, Illinois 60606
     Attn: General Counsel


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     with copies to:

     Shefsky & Froelich Ltd.
     444 North Michigan Avenue
     Suite 2500
     Chicago, Illinois 60611
     Attn: Michael J. Choate, Esq.

     If to Teglia:

     Mr. Joel L. Teglia
     150 South Wacker Drive
     Suite 2900
     Chicago, Illinois 60606

     with a copy to:

     Rosenthal and Schanfield, P.C.
     55 East Monroe Street, Suite 4620
     Chicago, Illinois 60603
     Attention: Joel C. Levin, Esq.

The notice shall be deemed to be received on the earlier of (i) the date of its actual receipt by the party entitled thereto and (ii) the third business day following the date of mailing.

     15. AMENDMENT AND WAIVER. No amendment or modification to this Agreement shall be valid or binding on the Trust unless made in writing and signed by an officer of the Trust duly authorized by the board or upon Teglia unless made in writing and signed by Teglia. The waiver by the Trust or Teglia of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to Teglia's duties, compensation and severance as an employee of the Trust. There are no representations, warranties, agreements or commitments between the parties hereto with respect to Teglia's employment except as set forth herein.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. The parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Cook County in the State of Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereto accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Cook County, Illinois.

     18. SEVERABILITY. If any provision of this Agreement shall, for any reason, be held unenforceable, the provision shall be severed from this Agreement unless, as a result of severance, the Agreement fails to reflect the basic intent of the parties on the date hereof

     19. ASSIGNMENT. Except as provided herein, Teglia may not, under any circumstances delegate any of his rights and obligations hereunder without the prior written consent of the Trust. This Agreement and all of the Trust's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Trust.



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     20.   COST OF ENFORCEMENT.  In any suit or proceeding seeking to enforce the terms, covenants or conditions of this Agreement, the prevailing party shall, in addition to all of the remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court.

     21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


     IN WITNESS WHEREOF, this Agreement is entered into on the day and year first written above.


                            BANYAN STRATEGIC REALTY TRUST



                            By:
                                  ------------------------------
                                  Name: L.G. Schafran
                                  Title: Interim President and
                                        Chief Executive Officer


                            JOEL TEGLIA


                            ------------------------------
                            Joel L. Teglia